SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 10, 2004

LUMENIS LTD.

(Exact name of registrant as specified in its charter)

Israel	0-13012	N.A.

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

P.O. Box 240, Yokneam, Israel	20692

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

972-4-959-9000

Item 5. Other Events and Required FD Disclosure.
On February 10, 2004, Lumenis Ltd. (the “Company”) released a letter to its customers, which it made available on its website. A copy of the letter is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Letter of the Company to its Customers, dated February 10, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUMENIS LTD. BY: /S/ Kevin R. Morano —————————————— Kevin R. Morano Senior Vice President Finance and Chief Financial Officer

Dated: February 17, 2004

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of the Company, dated February 10, 2004

EXHIBIT 99.1

Letter to our Customers
February 10, 2004
Dear Customer,
I wanted to use this opportunity to provide you with additional information relating to recent events at Lumenis. We understand that, as you consider the purchase of our equipment, you may have some questions regarding the recent change in the trading venue of the Company’s stock from the Nasdaq National Market to the Pink Sheets. While we are disappointed in the decision we recently received from Nasdaq giving rise to this change, we want to reassure you that this change in trading venue should have no impact on our operations or ability to serve you, nor does it impact our financing arrangements. In short, it should have no effect on our ability to meet all of our commitments to you as a customer.
First, I would like to explain why the change occurred, what it means and, hopefully, dispel some unfounded rumors.

Why it happened:

•	Nasdaq delisted our stock because we were unable to file the auditor’s report for our third quarter financial statements in a timely manner, as required by Nasdaq’s rules.

•	We were unable to file the auditor’s report because the auditors have not performed any reviews until our Audit Committee completes an internal investigation that was requested by the auditors.

•	The auditors requested the review because of questions raised during the course of the previously announced SEC investigation regarding the Company’s relationship with its distributors and accounting matters relating thereto.

•	While the Audit Committee is continuing its efforts to complete the investigation, it, unfortunately, was not able to do so in time to retain our listing on Nasdaq.

What the change means:

•	Our shares will now trade on the Pink Sheets. The Pink Sheets is the leading provider of pricing and financial information for the over-the-counter (OTC) securities markets. Approximately 5,000 companies trade in the OTC market.

•	The Company will continue its practice of issuing press releases on significant events and keeping investors informed.

What happens next:

•	The Audit Committee will continue its efforts to complete the investigation as promptly as practicable and, thereafter, review the results of the investigation with our auditors, in an effort to become current in our SEC filings.

•	In the meantime, we intend to appeal the delisting decision.

Importantly, Bank Hapoalim, our sole lender, is aware of our situation and is fully supportive of the Company and its plans. We remain in compliance with all of our covenants in our agreements with them. We remain committed to delivering to our customers the best technology and products in the market today and to continuing to improve on the service and support that is so important to your practices. While our share price has performed very poorly recently and the delisting is a disappointment to our shareholders, and us, it is unrelated to, and should have no impact on, our ability to provide you with the best products or our financial viability for the long term.

In light of the facts highlighted above, I hope you feel more comfortable and confident about Lumenis’ future. If you have any additional questions or concerns, please contact Kevin Morano, our CFO, or myself. In closing, I want you to know Lumenis appreciates your interest in our products and your support of our company. We look forward to serving you for many years to come.

Sincerely,
Avner Raz
President and Chief Executive Officer
Lumenis Ltd.
araz@lumenis.com
(212) 515-4187